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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-27897) of our reports, which include an explanatory paragraph regarding the Company's change as of January 1, 1994 in accounting for securities, dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                COOPERS & LYBRAND L.L.P.



Houston, Texas
June 27, 1997